Exhibit 99.1

SemiLEDs Reports Fourth Quarter and Fiscal Year End 2011

Financial Results

Hsinchu, Taiwan (November 8, 2011) — SemiLEDs Corporation (NASDAQ: LEDS), a developer and manufacturer of LED chips and LED components, today announced its financial results for the fourth quarter of fiscal year 2011, ended August 31, 2011.

Revenue for the fourth quarter of fiscal 2011 was $5.3 million, a 54% decrease from $11.5 million in the fourth quarter of fiscal 2010.

GAAP net loss attributable to SemiLEDs stockholders for the fourth quarter of fiscal 2011 was $13.6 million, or a loss of $0.50 per diluted share, compared to GAAP net income attributable to SemiLEDs stockholders of $5.3 million, or $0.18 per diluted share, for the fourth quarter of fiscal 2010.  On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the fourth quarter of fiscal 2011 was $13.2 million, or a loss of $0.49 per diluted share, compared to non-GAAP net income attributable to SemiLEDs stockholders of $5.4 million, or $0.18 per diluted share, for the fourth quarter of fiscal 2010.

“As expected, the market remained challenging in Asia for LED chips and components.  The China market is not improving due to inflationary and monetary issues together with depressed economic conditions around the world.  We continue to see pricing pressure due to the weak demand in the China outdoor street lighting market, together with the overcapacity of backlight that has spilled over to the general lighting market.  The ASP erosion is not as extreme as in prior quarters and prices have stabilized somewhat,” said Trung Doan, Chairman and CEO of SemiLEDs.  “With so much uncertainty, we remain cautious in our near term outlook but continue to believe in the industry’s long term market opportunities.  When the Chinese government releases funds for the five year plan, we expect to benefit given that we are one of the few companies that meets the program’s requirements and that we have local presence with our JV, China SemiLEDs,” continued Doan.

Revenue for the fiscal year end 2011 was $33.9 million, a 5.2% decrease compared to $35.8 million for the fiscal year end 2010.  GAAP net loss attributable to SemiLEDs stockholders for the fiscal year 2011 was $16.1 million, or a loss of $0.88 per diluted share, compared to GAAP net income attributable to SemiLEDs stockholders of $10.8 million, or $0.24 per diluted share, for the fiscal year 2010.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the fiscal year 2011 was $14.3 million, or a loss of $0.79 per diluted share, compared to non-GAAP net income attributable to SemiLEDs stockholders of $11.0 million, or $0.25 per diluted share, for the fiscal year 2010.

GAAP gross margin for the fourth quarter of fiscal 2011 was negative 93%, compared with 53% in the fourth quarter of fiscal 2010. Operating margin for the fourth quarter of fiscal 2011 was negative 228%, compared with 42% in the fourth quarter of fiscal 2010. Margins were negatively impacted by a charge of $4.3 million for the write-downs of inventory and a charge of $1.1 million for bad debt reserve.

The Company’s cash and cash equivalents was $83.6 million at the end of the fourth quarter, compared to the prior quarter ending balance of $94.4 million. Cash used in operations was $2.0 million in the fourth quarter of fiscal 2011.

Financial Outlook

For its first quarter of fiscal 2012 ending November 30, 2011, SemiLEDs expects revenue in a range of $6.0 million to $7.0 million with GAAP net loss attributable to SemiLEDs stockholders of $8.5 million to $8.0 million, or a loss of $0.31 to $0.29 per diluted share, based on an estimated 27.3 million diluted weighted average shares. GAAP gross margin is expected to be negative.

Conference Call Information

SemiLEDs will discuss these financial results in a conference call today at 8:00 a.m. Eastern Time (9:00 p.m., Tuesday, November 8, 2011, China Time). The public is invited to listen to a live webcast of the conference call on the Investors section of the company website at http://investors.semileds.com/events.cfm.

For those who are unable to participate in the live conference call, an audio replay will be available until Thursday, November 10, 2011 at 11:59 p.m. Eastern Time. To access the audio replay, dial 888-203-1112 or 719-457-0820 and enter access code 7344597. A replay of the webcast will be available on the Investors section on the Company’s web site approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting. SemiLEDs sells blue, green and ultraviolet (UV) LED chips under the MvpLED brand.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors.  The historical non-GAAP financial measures presented above exclude the following item required to be included by GAAP: non-cash stock-based compensation charges and related tax effect.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures presented above to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking”

statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of future revenues, income, margins or other financial information; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding market opportunities and other future events or technology developments; any statement regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements.  SemiLEDs’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”), as amended, and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

David Young

Chief Financial Officer

SemiLEDs Corporation

208-546-9018

investor@semileds.com

Erica Mannion

Investor Relations

Sapphire Investor Relations, LLC

212-766-1800 Ext. 203

investor@semileds.com

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SEMILEDS CORPORATION

Consolidated Balance Sheets

(In thousands of U.S. dollars)

	August 31, 2010	August 31, 2011
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,520	$83,619
Accounts receivable, net	7,620	4,655
Accounts receivable from related parties	73	825
Inventories	11,362	16,217
Prepaid expenses and other current assets	2,269	1,542
Total current assets	34,844	106,858
Property, plant and equipment, net	31,929	51,804
Intangible assets, net	380	1,853
Goodwill	—	1,106
Investments in unconsolidated entities	15,961	15,579
Other assets	792	1,126
TOTAL ASSETS	$83,906	$178,326

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Notes payable to banks	$1,042	$972
Current installments of long-term debt	710	981
Accounts payable	2,814	4,464
Accrued expenses and other current liabilities	4,355	7,361
Deferred income, current portion	—	51
Total current liabilities	8,921	13,829
Long-term debt, excluding current installments	3,786	6,105
Deferred income, net of current portion	—	441
Total liabilities	12,707	20,375

EQUITY:
SemiLEDs stockholders’ equity
Common stock	—	—
Convertible preferred stock issuable in series A to E	—	—
Additional paid-in capital	70,510	164,370
Accumulated other comprehensive income (loss)	(441)	6,982
Retained earnings (accumulated deficit)	1,130	(14,974)
Total SemiLEDs stockholders’ equity	71,199	156,378
Noncontrolling interests	—	1,573
Total equity	71,199	157,951
Commitments and contingencies
TOTAL LIABILITIES AND EQUITY	$83,906	$178,326

1

SEMILEDS CORPORATION

Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended August 31,		Year Ended August 31,
	2010	2011	2010	2011
	(Unaudited)	(Unaudited)		(Unaudited)

Revenues, net	$11,488	$5,329	$35,763	$33,902
Cost of revenues	5,410	10,306	19,640	29,434
Gross profit (loss)	6,078	(4,977)	16,123	4,468
Operating expenses:
Research and development	236	2,330	1,726	4,556
Selling, general and administrative	984	4,828	3,228	11,642
Total operating expenses	1,220	7,158	4,954	16,198
Income (loss) from operations	4,858	(12,135)	11,169	(11,730)
Other income (expenses):
Equity in losses from unconsolidated entities, net	(144)	(1,124)	(313)	(3,126)
Interest income (expense), net	(8)	18	(29)	28
Other income, net	349	47	349	130
Foreign currency transaction gain (loss), net	244	205	(81)	(715)
Total other income (expenses), net	441	(854)	(74)	(3,683)
Income (loss) before income taxes	5,299	(12,989)	11,095	(15,413)
Income tax expense (benefit)	(4)	678	267	725
Net income (loss)	5,303	(13,667)	10,828	(16,138)
Less: Net loss attributable to noncontrolling interests	—	(34)	—	(34)
Net income (loss) attributable to SemiLEDs stockholders	$5,303	$(13,633)	$10,828	$(16,104)
Net income (loss) attributable to SemiLEDs common stockholders:
Basic	$1,368	$(13,633)	$1,824	$(19,174)
Diluted	$1,427	$(13,633)	$1,902	$(19,174)
Net income (loss) per share attributable to SemiLEDs common stockholders:
Basic	$0.19	$(0.50)	$0.26	$(0.88)
Diluted	$0.18	$(0.50)	$0.24	$(0.88)
Shares used in computing net income (loss) per share attributable to SemiLEDs common stockholders:
Basic	7,356	27,275	7,090	21,887
Diluted	8,076	27,275	7,723	21,887

2

SEMILEDS CORPORATION

Reconciliation of GAAP to Non-GAAP Measure

(Unaudited)

(In thousands of U.S. dollars, except for per share data)

	Three Months Ended August 31,		Year Ended August 31,
	2010	2011	2010	2011

GAAP net income (loss) attributable to SemiLEDs stockholders	$5,303	$(13,633)	$10,828	$(16,104)
Adjustments:
Stock-based compensation expense	147	397	247	1,785
Income tax effect	(55)	—	(70)	—
Non-GAAP net income (loss) attributable to SemiLEDs stockholders	$5,395	$(13,236)	$11,005	$(14,319)

Diluted net income (loss) per share attributable to SemiLEDs common stockholders:
GAAP net income (loss)	$0.18	$(0.50)	$0.24	$(0.88)
Non-GAAP net income (loss)	$0.18	$(0.49)	$0.25	$(0.79)